SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934




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                                 SERANOVA, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                              [SERANOVA, INC. LOGO]





For Immediate Release
---------------------

Contacts:         Tarun Chandra     732.362.1601     tarun.chandra@seranova.com
                  Wendel Carson 212.333.3810         SeraNova@brunswickgroup.com

       Silverline Registration Statement, Related to Proposed Acquisition of SeraNova, Effective with SEC on January 18, 2001


    SeraNova special meeting of shareholders scheduled for February 12, 2001

Edison, N.J. (January 23, 2000) - SeraNova, Inc. (Nasdaq National Stock Market: symbol SERA), a global provider of eBusiness consulting and integration services, today announced that the Form F-4 Registration Statement of Silverline Technologies Limited (NYSE: symbol SLT) relating to its proposed acquisition of SeraNova was declared effective by the Securities and Exchange Commission on January 18, 2001.

A special meeting of SeraNova shareholders to consider and vote on the proposed acquisition will be held at the Woodbridge Sheraton, Iselin, NJ, starting at 10am on Monday February 12, 2001. The proxy statement/prospectus included in the Form F-4 is being distributed to SeraNova shareholders of record as of January 18, 2001, the record date for the special meeting.

About SeraNova

SeraNova, a global provider of eBusiness consulting and integration services, leverages an offshore-based global delivery model to provide a comprehensive set of Internet and mobile solutions services primarily to Global 2000 companies. SeraNova's services include strategy consulting, creative design, technology implementation and integration and maintenance of Internet-based software applications.

In all client engagements, SeraNova applies the proprietary SeraNova Time-to-Market Approach methodology, to deliver these services. SeraNova focuses on four industry markets - automotive/discrete manufacturing, financial services, healthcare and technology.

On October 27, 2000, SeraNova agreed to a merger with Silverline to create a leading offshore deliverer of eBusiness and mobile projects. For more information concerning this merger and SeraNova's business, visit SeraNova on the World Wide Web at , where you can obtain the proxy statement/prospectus for the special meeting.


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Page 2/  Silverline  Form F-4  Registration  Statement  Effective  with SEC,  on
January 18, 2001
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SeraNova,  the SeraNova  logo,  'The Power of Approach',  `i-team and N/able are service marks of SeraNova in the United States and other countries.